UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

T2 Biosystems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T2 Biosystems, Inc.

101 Hartwell Ave.

Lexington, MA 02421

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2020 Annual Meeting of Stockholders of T2 Biosystems, Inc. (the “Annual Meeting”) will be held on Thursday, August 6, 2020, at 9 a.m, Eastern time. In light of the ongoing outbreak of the novel coronavirus (COVID-19), this year’s Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast on the Internet, providing a consistent experience to all shareholders regardless of location. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTOO2020. There will not be a physical meeting and you will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement.

The Annual Meeting will be held for the following purposes:

1.

To approve a series of seven separate amendments to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10 and 1-for-11, respectively, such ratio to be determined by the Board of Directors, subject to the Board of Directors’ authority to abandon such amendment.

2.

To elect two directors, John W. Cumming and David Elsbree, to serve as Class III directors until the 2023 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

3.	To approve, on an advisory basis, the compensation of the named executive officers;

4.	To determine, on an advisory basis, the frequency of future advisory votes on the compensation of the named executive officers;

5.	To consider and vote upon the approval of the amendment and restatement of our 2014 Employee Stock Purchase Plan;

6.	To ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

7.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve Proposal 1; and

8.	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

The proposal for the election of the directors relates solely to the election of the Class III directors nominated by the Board of Directors.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet

Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2019 Annual Report on Form 10-K. The Internet Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Internet Notice also contains instructions on how to request a paper copy of our proxy materials and our 2019 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Only T2 Biosystems, Inc. stockholders of record at the close of business on June 8, 2020 will be entitled to vote at the meeting and any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to ir@t2biosystems.com, stating the purpose of the request and providing proof of ownership of our stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Internet Notice or on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Your vote is important. Whether or not you are able to participate in the Annual Meeting online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy by telephone, via the Internet at the address listed on the Internet Notice or proxy card or, if you received paper copies of these materials, by signing, dating and returning the proxy card, which requires no postage if mailed in the United States. Note that in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via the Internet or telephone.

By Order of the Board of Directors,

Michael Gibbs General Counsel and Corporate Secretary

Lexington, Massachusetts

June 26, 2020

T2 BIOSYSTEMS, INC.

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors (the “Board of Directors” or “Board”) has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting. This Proxy Statement and related materials will be released on or about June 26, 2020 to our stockholders on the Record Date.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by June 26, 2020.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON August 6, 2020: This proxy statement, the accompanying proxy card or voting instruction card and our 2019 Annual Report on Form 10-K are available at http://www.proxyvote.com.

In this Proxy Statement, the terms the “Company,” “T2 Biosystems,” “we,” “us,” and “our” refer to T2 Biosystems, Inc. and our wholly owned subsidiary. The mailing address of our principal executive offices is T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421.

How to Attend the Virtual Annual Meeting

You may attend the Annual Meeting online only if you are a T2 Biosystems’ stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be a completely virtual meeting and is scheduled to be held on August 6, 2020 at 9:00 a.m., Eastern time, via live webcast through the following link: www.virtualshareholdermeeting.com/TTOO2020. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials, on your proxy card (if applicable) or on the instructions that accompanied your proxy materials. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTOO2020 and using our 16-digit control number. If you are not a stockholder of record but hold shares as a beneficial owner in “street name”, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will be not able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time to allow ample time for check-in procedures.

Reasons for Virtual Annual Meeting

In light of the ongoing outbreak of the novel coronavirus (COVID-19), and as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. There will not be a physical meeting location and you will not be able to attend the meeting in person.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any technical difficulties with the virtual meeting platform on the meeting date, please call the technical support number to be provided on the website portal used to access the virtual meeting.

Question and Answer Session

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits.

Stockholders Entitled to Vote; Record Date

As of the close of business on June 8, 2020, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 119,537,813 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of T2 Biosystems preferred stock were outstanding as of June 8, 2020.

Quorum; Abstentions; Broker Non-Votes

Our By-laws provide that a majority of the shares entitled to vote, via live webcast or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws, as described in more detail under each proposal below. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will only be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 2 through 5 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote, and those votes will be counted as broker “non-votes.” Proposals 1, 6 and 7 are considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you. As described below, abstentions will have the same effect as votes against Proposal 1, but because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Voting

Electronically At the Meeting

This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website at the time of the Annual Meeting:

www.virtualshareholdermeeting.com/TTOO2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting online, the Company recommends that you vote your shares as promptly as possible and in advance over the Internet (www.proxyvote.com) or telephone (1-800-579-1639) so that your vote will be counted if you later decide not to attend the Annual Meeting. In light of possible disruptions in mail service related to the ongoing outbreak of COVID-19, we encourage stockholders to submit their proxy via the Internet or telephone.

By Proxy

If you do not wish to vote at the Annual Meeting or will not be participating in the online meeting, you may vote by proxy. You can vote by proxy over the Internet (www.proxyvote.com) or telephone (1-800-579-1639) and by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on August 5, 2020. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail, over the Internet or via telephone before the Annual Meeting or (2) electronically attending the Annual Meeting and voting (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote, or you may vote at the Annual Meeting by following the procedures described above.

Expenses of Solicitation

T2 Biosystems is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and Morrow Sodali to assist us with the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

OVERVIEW OF PROPOSALS

This Proxy Statement contains seven proposals requiring stockholder action. Proposal 1 requests the approval of a series of seven separate amendments to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, and 1-for-11, respectively, such ratio to be determined by the Board of Directors, subject to the Board of Directors’ authority to abandon such amendment. Proposal 2 requests the election of two directors to the Board of Directors. Proposal 3 requests approval, on an advisory basis, of the compensation of the named executive officers. Proposal 4 requests approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the named executive officers. Proposal 5 requests the approval of an amendment and restatement of our 2014 Employee Stock Purchase Plan. Proposal 6 requests ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Proposal 7 requests approval of an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve Proposal 1. The proposals are discussed in more detail in the pages that follow.

PROPOSAL 1

APPROVAL OF A SERIES OF SEVEN SEPARATE AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Our Board of Directors has adopted and is recommending that our stockholders approve a series of seven separate amendments to our Restated Certificate of Incorporation and thereby authorize the Board of Directors to select and file one such amendment to effect a reverse stock split of our common stock at a ratio of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, or 1-for-11, such ratio to be determined by our Board of Directors. Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our certificate of incorporation and submit the amendment to stockholders for their approval. The form of proposed amendments to our Restated Certificate of Incorporation is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve a series of seven separate amendments to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including five (5) and eleven (11) would be combined into one share of our common stock, and authorize our Board of Directors to file only one such amendment with the Secretary of State of the State of Delaware, as determined by our Board of Directors in the manner described herein, and to abandon each other amendment not selected by our Board of Directors. Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified reverse stock split ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board may also elect not to effect any reverse stock split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our common stock, the anticipated impact of the reverse stock split on the trading price our common stock, and the continued listing requirements of The Nasdaq Global Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The proposed amendments will not reduce the number of authorized shares of common stock (which will remain at 200,000,000) or preferred stock (which will remain at 10,000,000). Because the reverse stock split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, or 1-for-11, as determined by the Board of Directors, each of the seven separate proposed amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Effect of the Amendments on the Number of Authorized Shares of our Common Stock”.

Purpose and Background of the Reverse Stock Split

On June 14, 2020, the Board of Directors approved the proposed amendments to our Restated Certificate of Incorporation to effect the reverse stock split for the following reasons:

•

The Board of Directors believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and

•

The Board of Directors believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the Nasdaq Global Market, regardless of size of our overall market capitalization.

Nasdaq Requirements for Continued Listing

Our common stock is quoted on The Nasdaq Global Market under the symbol “TTOO.” One of the requirements for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) is maintenance of a minimum closing bid price of $1.00.

As previously disclosed, on April 7, 2020, the Company received written notice from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market as a result of the closing bid price of the Company’s common stock being below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had initially been provided 180 calendar days, or until October 5, 2020, to regain compliance with Nasdaq Listing Rule 5450(a)(1). Due to recent market conditions, Nasdaq decided to toll the compliance period through June 30, 2020, which resulted in a revised deadline of December 18, 2020 to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock was required to be at least $1.00 per share for a minimum of 10 consecutive business days.

On June 16, 2020, the Company received written notice from Nasdaq notifying the Company that the closing bid price for the Company’s common stock had been at $1.00 per share or greater for a minimum of 10 consecutive business days and, accordingly, the Company had regained compliance with Nasdaq Listing Rule 5450(a)(1) and that the matter was now closed.

The Board of Directors believes that effecting a reverse stock split may be an effective means of maintaining compliance with the minimum bid price requirement for continued listing of our common stock on The Nasdaq Global Market. The Board of Directors believes that continued listing on The Nasdaq Global Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Global Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings

In light of the factors mentioned above, our Board of Directors unanimously approved the proposed amendments to our Restated Certificate of Incorporation to effect the reverse stock split as a potential means of increasing and maintaining the price of our common stock to above $1.00 per share in order to maintain compliance with Nasdaq requirements.

Potential Increased Investor Interest

In approving the proposed amendments to our Restated Certificate of Incorporation, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•

The market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•

The reverse stock split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company;

•	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for shares of our common stock after the reverse stock split will be five (5) to eleven (11) times, as applicable, the price for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our common stock does not increase as a result of the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve this proposal and the Board of Directors implements the reverse stock split, we will amend and restate the first sentence of Article Fourth of our Restated Certificate of Incorporation relating to our authorized capital, in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[*] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [*] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Global Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of capital stock which the Corporation shall have authority to issue is 210,000,000 shares consisting of (a) 200,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”) and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

* By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including five (5) and eleven (11) into one (1) share of common stock. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors will not implement any amendment providing for a different reverse stock split ratio.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the reverse stock split ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board of Directors, current stockholders will hold fewer shares of common stock, with such number of shares dependent on the specific ratio of the reverse stock split. For example, if the Board approves of a 1-for-10 reverse stock split, a stockholder owning a “round-lot” of 100 shares of common stock prior to the reverse stock split would hold 10 shares of common stock following the reverse stock split. THE HIGHER THE REVERSE RATIO (1-FOR-10 BEING HIGHER THAN 1-FOR-8, FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER, AFTER THE REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board of Directors will consider, among other things: (i) the market price of the common stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the reverse stock split; (iii) the expected number of stockholders following the reverse stock split; (iv) the stockholders’ equity at such time; (v) the shares of common stock available for issuance in the future; and (vi) the liquidity of the common stock in the market and the improved liquidity that may result. The Board of Directors maintains the right to abandon the proposed amendments to our Restated Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of Nasdaq without implementing the reverse stock split or if the proposed amendments to our Restated Certificate of Incorporation are otherwise no longer in the best interests of the Company.

Effect of the Amendments on the Number of Authorized Shares of our Common Stock

Whether or not the proposed amendments to our Restated Certificate of Incorporation are approved by the Company’s stockholders, and if the Board of Directors authorizes the Company to file any such amendment with the Secretary of State of the State of Delaware, at the effective time of the amendment, the number of authorized shares of our common stock will remain 200,000,000. Because the reverse stock split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, or 1-for-11 as determined by the Board of Directors, each of the proposed amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. The purpose of the relative increase in the amount of authorized and unissued shares of our common stock is to allow our Company the ability to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated. If any of the proposed amendments to the Restated Certificate of Incorporation are approved, all or any of the authorized and unissued shares of common stock may be issued in the future for such corporate purposes and such consideration as the Board of Directors deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share. Except pursuant to our Company’s employee and director stock plans, outstanding warrants, and Sales Agreement for at-the-market offerings with Canaccord, our Company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of common stock. However, the Company regularly considers its capital requirements and may conduct equity offerings in the future.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effects of the Amendments on our Common Stock

After the effective time of the amendment to our Restated Certificate of Incorporation, each stockholder will own fewer shares of our common stock as a result of the reverse stock split ratio chosen by the Board of Directors. Because the reverse stock split will decrease the number of outstanding shares of our common stock, each of the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our common stock. All outstanding options, nonvested restricted stock units and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split at each of the proposed reverse stock split ratios. The number of shares disclosed in the column “Number of shares of common stock before reverse stock split” reflects the number of shares as of the record date, June 8, 2020. The number of shares disclosed in the columns “Estimated number of shares of common stock after reverse stock split” gives effect to the reverse stock split at each of the proposed ratios as of June 8, 2020, but does not give effect to any other changes, including any issuance of securities after June 8, 2020.

	Number of shares of common stock before reverse stock split	Estimated number of shares of common stock after reverse stock split (3) Ratio of Reverse Stock Split:
		1:5	1:6	1:7	1:8	1:9	1:10	1:11
Authorized	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Issued and Outstanding	119,537,813	23,907,562	19,922,968	17,076,830	14,942,226	13,281,979	11,953,781	10,867,073
Issuable under Outstanding Warrants	1,097,249	219,449	182,874	156,749	137,156	121,916	109,724	99,749
Issuable under Outstanding Stock Options	9,738,835	1,947,767	1,623,139	1,391,262	1,217,354	1,082,092	973,883	885,348
Issuable under Nonvested Restricted Stock Units	1,460,397	292,079	243,399	208,628	182,549	162,266	146,039	132,763
Reserved for Issuance (1)	3,791,447	758,289	631,907	541,635	473,930	421,271	379,144	344,677
Authorized but Unissued (2)	64,374,259	172,874,854	177,395,713	180,624,896	183,046,785	184,930,476	186,437,429	187,670,390

(1)	Shares reserved for future issuance under the Company’s existing equity incentive plans, excluding shares issuable under outstanding stock options and nonvested restricted stock.
(2)

Shares authorized but unissued represent common stock available for future issuance beyond shares outstanding as of June 8, 2020 and shares issuable under outstanding warrants, stock options and nonvested restricted stock units.

(3)	The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendments to our Restated Certificate of Incorporation are approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio, within the range approved by the Company’s stockholders, of the reverse stock split to be implemented. The reverse stock split will become effective at the time of filing of the certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Some stockholders hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post- reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Global Market (as adjusted to give effect to the reverse stock split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

After the reverse stock split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Stock Options, Restricted Stock Units and Warrants

The Company has equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of our common stock. As of June 8, 2020, we had granted 15,730,489 stock options and 3,817,949 restricted stock units under our equity incentive plans. In addition, we have issued to certain entities affiliated with CRG Servicing, LLC warrants to purchase shares of our common stock (the “CRG Warrants”). As of June 8, 2020, we had issued and outstanding warrants to purchase up to 1,097,249 shares of our common stock. In the event of a reverse stock split, our Board of Directors generally has the discretion to determine the appropriate adjustment to awards granted under the equity incentive plans. Further, the terms of the warrants, including the CRG Warrants, provide for appropriate adjustments in the event of a stock split. Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the Effective Time the number of all outstanding warrants and option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans and warrants, will be proportionately adjusted based on the reverse stock split ratio selected by our Board of Directors, subject to the terms of such options and warrants. Our

Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes.

For example, if a 1-for-10 reverse stock split is effected, as of the record date, the aggregate number of shares issuable under the warrants, stock options and restricted stock units would be approximately 109,724, 973,883, and 146,039, respectively, representing a 10 fold decrease in the number of shares issuable under those warrants, stock options and restricted stock units. The terms of our outstanding warrants, stock options and restricted stock units do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding warrant, stock option or restricted stock unit shall be rounded up or down as provided for under the specific terms of our equity incentive plans and warrants, or in the case of certain of our warrants, upon exercise of those warrants the Company shall pay cash amounts for fractional shares that otherwise would be issued. Commensurately, the exercise price under each outstanding warrant and stock option would, except as noted above, be increased by 10 times such that upon exercise, the aggregate exercise price payable by the warrantholder or optionee to the Company would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the reverse stock split ratio (rounded down to the nearest share). For example, in the event of a 1-for-10 reverse stock split, as of the record date, 3,791,447 shares that currently remain available for issuance under our equity incentive plans would be adjusted to equal approximately 379,144 shares, subject to future potential increases pursuant to the terms of those plans.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-fifth (1/5) and one-eleventh (1/11) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our common stock, as set forth below in the section entitled “Stock Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendments

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including each of the proposed amendments to our Restated Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. Because each of the proposed amendments to our Restated Certificate of Incorporation provide that the number of authorized shares of common stock will remain 200,000,000, the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is so filed, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the number of outstanding shares of our common stock after the reverse stock split and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of our authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.

As stated above, the Company has no present intent to use the relative increase in the number of authorized shares of our common stock for anti-takeover purposes, and the proposed amendments are not part of a plan by the Board of Directors to adopt a series of anti-takeover provisions; however, if the proposed amendments are approved by the stockholders, then a greater number of shares of our common stock would be available for such purpose than is currently available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock who is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)

a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that Company capital stock is held as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or s-corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark- to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, to persons whose shares constitute “qualified small business stock” for purposes of Code section 1202, or persons who hold their Company capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split;

•	A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor;

•

A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split; and

•

For purposes of the above discussion of the basis and holding periods for shares of Company capital stock, and except as provided therein, holders who acquired different blocks of Company capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

The receipt of cash in lieu of fractional shares of capital stock pursuant to the reverse stock split will be a taxable transaction for U.S. federal income tax purposes. A holder who receives cash in exchange for shares will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares exchanged.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 24%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendments to our Restated Certificate of Incorporation

Approval of the amendments to our Restated Certificate of Incorporation requires the affirmative vote of a majority of the common stock outstanding and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Vote Required and Board Recommendation

The approval of this Proposal 1 requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote “FOR” the approval of a series of seven separate amendments to our Restated Certificate of Incorporation to effect a reverse stock split.

PROPOSAL 2

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class III directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are the current Class III members: John W. Cumming and David Elsbree. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2023 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Stanley Lapidus, a former Class III director, resigned from the Board, effective June 12, 2020.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers. We currently have eight directors on our Board.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class III director nominees to the Board of Directors. If a nominee should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Nominees for Class III Director (term to expire at the 2023 Annual Meeting)

The name of the nominees for Class III directors and certain information about them as of June 8, 2020 is set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Age
John W. Cumming	Director	2014	74
David Elsbree	Director	2014	73

Directors Not Standing for Election or Re-Election

The names of and certain information as of June 8, 2020 about the continuing members of the Board of Directors who are not standing for election or re-election at this year’s Annual Meeting are set forth below. Adrian Jones, a former Class I director, and Michael Cima, a former Class II director, resigned from the Board, effective June 12, 2020. Robin Toft, Ninfa Saunders and Thierry Bernard were elected as directors on June 14, 2020.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Class and Year in Which Term Will Expire	Age
John McDonough	Chairman of the Board	2007	Class I-2021	60
Robin Toft	Director	2020	Class I-2021	59
Seymour Liebman	Director	2016	Class I-2021	70
Ninfa Saunders	Director	2020	Class II-2022	68
Thierry Bernard	Director	2020	Class II-2022	55
John Sperzel	Chief Executive Officer, President and Director	2020	Class II-2022	57

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the nominating and corporate governance committee of our Board of Directors.

John Sperzel has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2020. From March 2014 to January 2020, Mr. Sperzel was the Chief Executive Officer, President and a member of the Board of Directors of Chembio Diagnostics, Inc., a point-of-care diagnostics company focused on infectious diseases. From September 2011 to December 2013, Mr. Sperzel was the Chief Executive Officer and President of International Technidyne Corporation, a developer of point-of-care cardiovascular diagnostic testing solutions. Mr. Sperzel received his Bachelor of Science degree in Business Administration/Management from Plymouth State College. Mr. Sperzel’s extensive management experience as a senior executive and his diagnostic company experience contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

John McDonough has served as the Non-Executive Chairman of our Board of Directors since January 2020. He served as a director, and our President and CEO from 2007 to January 2020 and served as Executive Chairman from July 2019 to January 2020. From 2003 to 2007, Mr. McDonough held various positions at Cytyc Corporation, a company engaged in the design, development, manufacturing and marketing of clinical products that focus on women’s health, where he ultimately served as President of Cytyc Development Corporation. Mr. McDonough received his B.S.B.A. from Stonehill College. Mr. McDonough’s extensive diagnostic company experience contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

John W. Cumming has served as a member of our Board of Directors since July 2014 and also serves as a member of the Board of Directors of TransMed7, LLC. Mr. Cumming currently serves as Chief Executive

Officer and Managing Director of Cumming & Associates LLC, a strategic advisory firm serving the healthcare industry. From August 2000 until December 2013, Mr. Cumming served in a number of leadership roles at Hologic Inc., a diagnostics company, including as Chief Executive Officer from 2001 through 2009 and again from July 2013 through December 2013, as President from 2001 until 2003, as Chairman of the Board from 2002 until 2007 and again from 2008 through 2011, and as Global Strategic Advisor from 2011 through July 2013. Mr. Cumming attended the University of South Carolina. Mr. Cumming’s extensive knowledge of and experience with diagnostic product companies and expertise as a strategic advisor focused on the healthcare industry contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

David Elsbree has served as a member of our Board of Directors since July 2014. From 1970 until 2004, Mr. Elsbree was employed by Deloitte & Touche, most recently as a senior partner. Mr. Elsbree served in a number of leadership roles in the firm’s high technology practice, including partner-in-charge of the New England High Technology Practice. Mr. Elsbree served on the board of directors of Art Technology Group, Inc. from June 2004 until January 2011 and on the board of directors of Acme Packet, Inc. from November 2006 until March 2013. Mr. Elsbree received his B.A. from Northeastern University. Mr. Elsbree’s extensive knowledge of and experience with technology companies and financial expertise contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Seymour Liebman has served as a member of our Board of Directors since September 2016. Mr. Liebman has been employed by Canon USA, Inc., a leading provider of consumer, business-to-business, and industrial imaging solutions to the United States and to the Latin American and the Caribbean markets, since 1974 and currently serves as the Executive Vice President, Chief Administrative Officer and General Counsel and Senior Managing Executive Officer of Canon Inc., Japan. Mr. Liebman received his J.D. from Touro Law School, his M.S. in mathematics from Rutgers University, his M.S. in accounting from Long Island University and his B.A. in mathematics from Hofstra University. Mr. Liebman’s management and board experience contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Ninfa Saunders has served as a member of our Board of Directors since June 2020. Ms. Saunders has been employed by Navicent Health, the second largest hospital in Georgia, since October 2012, where she is currently the President and Chief Executive Officer. Prior to joining Navicent Health, Ms. Saunders served as President and COO of Virtua Health, the largest health system in southern New Jersey, from 2003 to 2012. Dr. Saunders has a Doctorate in Healthcare Administration from the Medical University of South Carolina, a Master’s of Business Administration from Emory University, a Master of Science in Nursing from Rutgers University and a Bachelor of Science in Nursing from Concordia College. Ms. Saunders’ leadership and industry experience contributed to our Board of Directors’ conclusion that she should serve as a director of our company.

Robin Toft has served as a member of our Board of Directors since June 2020. Ms. Toft has been employed by the Toft Group Executive Search, an executive search firm that focuses on biotechnology, pharmaceutical, diagnostics, medical device, life science tools and healthcare high tech companies since July 2010 and currently serves as President. Prior to the Toft Group Executive Search, Ms. Toft was employed by Sanford Rose Associates – Toft Group from 2006 to 2010. Prior to that, Ms. Toft was employed by Roche Diagnostics, a diagnostics company that manufactures equipment and reagents for research and medical diagnostic applications from January 2003 to November 2005, as Senior Vice President of Commercial Operations. Ms. Toft holds a B.S. in Medical Technology (Clinical Laboratory Science) from Michigan State University. Ms. Toft’s leadership and industry experience contributed to our Board of Directors’ conclusion that she should serve as a director of our company.

Thierry Bernard has served as a member of our Board of Directors since June 2020. Mr. Bernard has been employed by Qiagen NV, a provider of sample and assay technologies for molecular diagnostics, applied testing, and academic and pharmaceutical research since February 2015 and was named Chief Executive Officer in March 2020. From August 2014 to February 2015, Mr. Bernard was employed by Daktari Diagnostics, a point of care diagnostics company, where he served as Chief Executive Officer. From April 1998 to August 2014, Mr. Bernard was employed by bioMérieux, an in vitro diagnostics company, where he served in roles of increasing responsibility, most recently as Corporate Vice President, Global Commercial Operations, Investor Relations and the Greater China Region. He has earned a BS International Economics & Finance from Sciences Po Paris, an MSc Administration & Economics from the College of Europe, an MSc International Economics from the London School of Economics, a DESS Comercio Exterior from Universidad de Barcelona and a degree from the Advanced Management Program (AMP) 177 at Harvard Business School. Mr. Bernard’s extensive knowledge of and experience with diagnostic product companies contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Vote Required and Board of Directors’ Recommendation

The directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to the Class III directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of the directors relates solely to the election of the Class III directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of the Class III director nominees listed above.

PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company or the Board; however, the Board, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any actions are necessary to address these concerns. The Board will determine when the next advisory vote on executive compensation will be held following consideration of the outcome of the advisory vote on the frequency of future advisory votes on executive compensation, included in this proxy statement as Proposal 4.

As described in detail under the heading “Executive and Director Compensation,” the intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.

Effects of the Advisory Vote

This vote is advisory and not binding on the Company or our Board in any way. The Board will take into account the outcome of the vote, however, when making future executive compensation decisions.

Vote Required and Board of Directors’ Recommendation

The advisory vote to approve the compensation of named executive officers will be approved by a majority of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. This is a non-binding advisory vote.

The Board of Directors recommends that stockholders vote FOR the advisory vote to approve the compensation of the named executive officers.

PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, our stockholders are also allowed to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board believes that submitting the advisory vote to approve executive compensation every three years is appropriate for the Company and its stockholders at this time. The Board believes that an advisory vote at this frequency will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period. An advisory vote that occurs every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation. The Board is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every three years.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.

Effects of Advisory Vote

This vote is advisory and not binding on the Company and our Board in any way. The Board will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Vote Required and Board Recommendation

The advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers will be approved by a majority of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. If no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast to be the frequency recommended by the shareholders. This is a non-binding advisory vote.

The Board of Directors recommends that stockholders submit a vote of “THREE YEARS” as the frequency for future advisory votes to approve the compensation of the named executive officers.

PROPOSAL 5

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE T2 BIOSYSTEMS, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2014 Employee Stock Purchase Plan, or the 2014 Purchase Plan. The proposed amended and restated 2014 Purchase Plan is referred to herein as the “Amended 2014 Purchase Plan.” Our Board of Directors approved the Amended 2014 Purchase Plan on June 14, 2020, subject to stockholder approval. The Amended 2014 Purchase Plan will become effective immediately upon stockholder approval at the annual meeting. The Amended 2014 Purchase Plan is described in more detail below. If the Amended 2014 Employee Stock Plan is not approved by our stockholders, the Amended 2014 Purchase Plan will not become effective, the existing 2014 Purchase Plan will continue in full force and effect, and we may continue to grant awards under the 2014 Purchase Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

We strongly believe that an employee stock purchase program is a necessary and powerful incentive and retention tool that benefits all stockholders. The 2014 Purchase Plan was first adopted by our Board of Directors and approved by our stockholders in 2014 in connection with our initial public offering. As of June 8, 2020, a total of 1,164,985 shares of our common stock were reserved under the 2014 Purchase Plan and a total of 358,959 shares of common stock remained available under the 2014 Purchase Plan for future issuance.

Overview of Proposed Amendments

The Amended 2014 Purchase Plan contains the following material changes from the 2014 Purchase Plan:

•

Subject to adjustment for certain changes in our capitalization, the total number of shares of our common stock reserved for issuance under the Amended 2014 Purchase Plan will be 4,523,944 shares, which is an increase of 3,000,000 shares over the total number of shares of our common stock reserved for issuance under the 2014 Purchase Plan as of June 8, 2020.

•

The Amended 2014 Purchase Plan removes the evergreen provision that was included in the 2014 Purchase Plan. The evergreen provision provided for an annual increase, beginning on January 1, 2015 and ending on January 1, 2024, in the number of shares available for issuance under the 2014 Purchase Plan by that number of shares equal to the least of (a) 220,588 shares, (b) 1% of the shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (c) such smaller number of shares as determined by our Board of Directors. The automatic increases pursuant to the evergreen provision of the 2014 Plan were 200,416 shares for January 1, 2015 and 220,588 for each year from January 1, 2016 through January 1, 2020, and these increases are included in the total number of shares currently available for issuance under the 2014 Plan as of June 8, 2020, set forth above.

•

Eligible employees under the Amended 2014 Purchase Plan will include all employees of the Company or any participating “designated subsidiary”, provided that an employee may not be granted rights to purchase shares under the Amended 2014 Purchase Plan if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of common stock or other classes of stock. In addition, the administrator may provide that certain employees will not be eligible to participate in an offering period, subject to the terms and conditions of the Amended 2014 Purchase Plan.

Approval of the Amended 2014 Purchase Plan by our stockholders will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in T2 Biosystems through their participation in the Amended 2014 Purchase Plan, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

Background to Share Request

In determining the size of the share reserve under the Amended 2014 Purchase Plan, our Board of Directors considered the following:

•	While we are requesting an increase to the share reserve under the Amended 2014 Purchase Plan, we are eliminating the evergreen in the 2014 Purchase Plan.

•

In 2019, 2018 and 2017, we granted equity awards representing a total of approximately 3,643,666 shares, 3,117,513 shares and 1,627,900 shares under all of our equity compensation plans. This level of equity awards represents a three-year average burn rate of approximately 6% of our fully diluted shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

•

In 2019, 2018 and 2017, the end of year overhang rate with respect to all of our equity plans was 19%, 16%, and 17%, respectively. If the Amended 2014 Purchase Plan is approved, we expect our overhang at the end of 2020 will be approximately 15%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•

We expect the Amended 2014 Purchase Plan to provide us with enough shares for stock purchases through 2022, assuming our employees continue to participate at levels consistent with recent history, dependent on the price of our shares and hiring activity during the next few years. We cannot predict future participation rates, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended 2014 Purchase Plan could last for a shorter or longer time.

In light of the factors described above, the Board of Directors determined that the size of the share reserve under the Amended 2014 Purchase Plan is reasonable and appropriate at this time.

Summary of the Amended 2014 Purchase Plan

The material features of the Amended 2014 Purchase Plan are described below. The following description of the Amended 2014 Purchase Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2014 Purchase Plan, which is attached to this Proxy Statement as Appendix B.

Purpose

The Amended 2014 Purchase Plan has been designed to assist our eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, to help eligible employees provide for their future security and to encourage our eligible employees to remain in our employment.

Securities Subject to the Amended 2014 Purchase Plan

A total of 4,523,944 shares of our common stock will be reserved for issuance under the Amended 2014 Purchase Plan. The number of shares subject to the Amended 2014 Purchase Plan may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Administration

Unless otherwise determined by our Board, the Compensation Committee of our Board will administer and will have authority to interpret the terms of the Amended 2014 Purchase Plan, determine the terms and conditions of offerings under the plan and determine eligibility of participants.

Eligibility

The administrator may designate certain of our subsidiaries as participating “designated subsidiaries” in the Amended 2014 Purchase Plan and may change these designations from time to time. Employees of the Company and its participating designated subsidiaries are eligible to participate in the Amended 2014 Purchase Plan if they meet the eligibility requirements under the Amended 2014 Purchase Plan established from time to time by the administrator. However, an employee may not be granted rights to purchase shares under the Amended 2014 Purchase Plan if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of common stock or other classes of stock.

Eligible employees become participants in the Amended 2014 Purchase Plan by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the first day of the applicable offering period. Non-employee directors and consultants are not eligible to participate in the Amended 2014 Purchase Plan. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

As of June 8, 2020, we had 119 employees who would have been eligible to participate in the Amended 2014 Purchase Plan had the Amended 2014 Purchase Plan been in operation on such date and had the subsidiaries for whom such employees work been designated as participating subsidiaries under the Amended 2014 Purchase Plan.

Participation in an Offering

Offering Periods and Purchase Periods. Our common stock will be offered under the Amended 2014 Purchase Plan during offering periods. The length of the offering periods under the Amended 2014 Purchase Plan will be determined by the administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day in the offering period. Offering periods under the Amended 2014 Purchase Plan will commence when determined by the administrator. The administrator may, in its discretion, modify the terms of future offering periods.

Enrollment and Contributions. The Amended 2014 Purchase Plan permits participants to purchase common stock through payroll deductions of up to a specified percentage of their eligible compensation (which, in the absence of a contrary designation, shall be 20% of eligible compensation). The administrator will establish a maximum number of shares that may be purchased by a participant during any offering period (which, in the absence of a contrary designation by the administrator, shall be 20,000 shares). In addition, no employee will be permitted to accrue the right to purchase stock under the Amended 2014 Purchase Plan at a rate in excess of $25,000 worth of shares during any calendar year in which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period.

Purchase Price. The purchase price of the shares, in the absence of a contrary designation by the administrator, will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the final trading day of the offering period. The fair market value per share of our common stock under the Amended 2014 Purchase Plan generally is the closing sales price of our common stock on the Nasdaq on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists. As of June 8, 2020, the closing price of a share of our common stock on the Nasdaq was $1.34.

Withdrawal and Termination of Employment. Participants may voluntarily end their participation in the Amended 2014 Purchase Plan at any time during a specified period prior to the end of the applicable offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation in the Amended 2014 Purchase Plan ends automatically upon a participant’s ceasing to be an eligible employee for any reason, including termination of employment.

Adjustments

In the event of certain non-reciprocal transactions or events affecting our common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the administrator will make equitable adjustments to the aggregate number and type of shares that may be issued under Amended 2014 Purchase Plan and the number, type of shares and purchase price of outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights and/or in the terms and conditions of outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Transferability

A participant may not transfer rights granted under the Amended 2014 Purchase Plan other than by will or the laws of descent and distribution, and such rights are generally exercisable only by the participant during the participant’s lifetime.

Plan Amendment and Termination

The administrator may amend, suspend or terminate the Amended 2014 Purchase Plan at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Amended 2014 Purchase Plan (other than in connection with changes in our capitalization and certain corporate transactions), changes the corporations or classes of corporations whose employees are eligible to participate in the Amended 2014 Purchase Plan or changes the Amended 2014 Purchase Plan in any manner that would cause it no longer to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Certain U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended 2014 Purchase Plan under current income tax laws are summarized in the following discussion which deals with the general tax principles applicable to the Amended 2014 Purchase Plan, and is intended for general information only. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

The Amended 2014 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Amended 2014 Purchase Plan. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Amended 2014 Purchase Plan. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them.

If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and the Company will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and the Company will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

Interest of Certain Persons in the Amended 2014 Purchase Plan

Stockholders should understand that our executive officers may be considered to have an interest in the approval of the Amended 2014 Purchase Plan because they may in the future be eligible to participate in the Amended 2014 Purchase Plan. Nevertheless, the Board believes that it is important to provide incentives and promote the retention of experienced officers by adopting the Amended 2014 Purchase Plan.

New Plan Benefits

Participation in the Amended 2014 Purchase Plan is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended 2014 Purchase Plan. In addition, the Board and the Compensation Committee have not granted any purchase rights under the Amended 2014 Purchase Plan that are subject to stockholder approval of this Proposal 5. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2014 Purchase Plan are not determinable. Our non-employee directors will not be eligible to participate in the Amended 2014 Purchase Plan.

2014 Purchase Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock that have been purchased under the 2014 Purchase Plan as of June 8, 2020.

Number of Shares
John Sperzel, President, Chief Executive Officer and Director	—
Thomas Lowery, Chief Scientific Officer	—
Alec Barclay, Chief Operations Officer	4,397
All Executive Officers as a Group (6 persons)	50,955
All Non-Executive Directors as a Group (7 Persons)	23,662
Stanley Lapidus	—
John W. Cumming	—
David Elsbree	—
Associate of any such directors, executive officers or nominees	—
Other persons who received or are to receive 5% of such options or rights	—
All Non-Executive Employees as a Group (76 Persons)	683,183

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting is required to approve the Amended 2014 Purchase Plan.

The Board of Directors recommends that stockholders vote FOR the approval of the amendment and restatement of the 2014 Employee Stock Purchase Plan.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the Board of Directors (the “audit committee”) has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the audit committee will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

BDO has audited our financial statements for the fiscal year ended December 31, 2019. We expect a representative of BDO to attend the Annual Meeting and be available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

BDO Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by BDO, our independent registered public accounting firm, and its affiliates for the fiscal years ended December 31, 2018 and December 31, 2019.

	Fiscal 2018	Fiscal 2019
Audit Fees	$487,010	$865,084
Tax Fees	56,965	43,400

Total	$543,975	$908,484

Audit Fees. Audit fees consist of fees billed for professional services performed by BDO for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by BDO.

Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

All BDO services and fees in the fiscal year ended December 31, 2019 were pre-approved by the audit committee.

Pre-Approval of Audit and Non-Audit Services

It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

All BDO services and fees in the fiscal year ended December 31, 2019 were pre-approved by the audit committee.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 6 requires that a majority of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of

BDO as our independent registered public accounting firm.

PROPOSAL 7

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1.

Approval of the adjournment of the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

The Board of Directors recommends that stockholders vote FOR approval of an adjournment of the annual meeting.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 8, 2020, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 119,537,813 shares of our common stock outstanding as of June 8, 2020. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of June 8, 2020, except as noted in the footnotes below, including upon the exercise of stock options and vesting of restricted stock units. These stock options and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
5% or Greater Stockholders
Entities affiliated with Canon U.S.A., Inc. (1)	6,193,514	5.2%
Named Executive Officers and Directors
John McDonough (2)	1,668,112	1.4%
Thomas J. Lowery, Ph.D. (3)	345,242	*
Alec Barclay (4)	224,141	*
John W. Cumming (5)	147,050	*
David B. Elsbree (6)	214,551	*
Seymour Liebman (1)	6,193,514	5.2%
John Sperzel (7)	375,000	*
Ninfa Saunders	—	*
Thierry Bernard	—	*
Robin Toft	—	*
All executive officers and directors as a group (10 persons) (8)	9,752,321	8.2%

*	Less than 1%.
(1)

Based on information set forth in a Schedule 13D filed with the SEC by Canon U.S.A., Inc. on September 21, 2016, this includes 6,055,341 shares held by Canon U.S.A., Inc. Mr. Seymour Liebman is the Executive Vice President, Chief Administrative Officer and General Counsel of Canon U.S.A., Inc. and the Senior Managing Executive Officer of Canon Inc., Japan, and Chairman of the Board of BriefCam, a Canon,

Inc. company and may be deemed to have beneficial ownership of the shares held by Canon U.S.A., Inc. Canon U.S.A., Inc. and Mr. Liebman each disclaim beneficial ownership of the shares held directly or indirectly by Canon U.S.A., Inc., except to the extent of its pecuniary interest therein, if any. On September 21, 2016, 66,176 options were granted to Mr. Liebman, in connection with Mr. Liebman becoming a member of our Board of Directors, on June 2, 2017, 18,000 restricted stock units were granted to Mr. Liebman, on January 1, 2018, 9,708 restricted stock units were granted to Mr. Liebman, on June 8, 2018, 9,000 restricted stock units were granted to Mr. Liebman, on January 1, 2019, 13,289 restricted stock units were granted to Mr. Liebman, and on June 7, 2019, 22,000 options were granted to Mr. Liebman, all of which are or will be immediately exercisable within 60 days of June 8, 2020. The mailing address of the beneficial owner is One Canon Park, Melville, New York 11747.
(2)

Consists of (a) 489,114 shares of common stock and (b) options to purchase 1,178,998 shares of common stock which Mr. McDonough has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of June 8, 2020.

(3)

Consists of (a) 68,994 shares of common stock and (b) options to purchase 276,248 shares of common stock which Dr. Lowery has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of June 8, 2020.

(4)

Consists of (a) 46,294 and (b) options to purchase 177,847 shares of common stock shares of common stock which Mr. Barclay has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of June 8, 2020.

(5)

Consists of (a) 23,580 shares of common stock and (b) options to purchase 123,470 shares of common stock which Mr. Cumming has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of June 8, 2020.

(6)

Consists of (a) 91,081 shares of common stock and (b) options to purchase 123,470 shares of common stock which Mr. Elsbree has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of June 8, 2020.

(7)

Consists of (a) options to purchase 375,500 shares of common stock which Mr. Sperzel has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of June 38, 2020.

(8)

Consists of (a) 6,920,639 shares of common stock and (b) 2,831,682 shares of common stock which our directors and executive officers as a group have the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of June 8, 2020.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current position(s) at T2 Biosystems and their ages as of the date hereof.

Name	Age	Position
John Sperzel	57	President, Chief Executive Officer and Director
Thomas J. Lowery, Ph.D.	41	Chief Scientific Officer
John Sprague	61	Chief Financial Officer
Michael Gibbs, Esq.	49	Vice President and General Counsel
Alec Barclay	39	Chief Operations Officer
Anthony Pare	58	Chief Commercial Officer

You should refer to “Board of Directors” above for information about our Chief Executive Officer, John Sperzel. Biographical information for our other executive officers is set forth below.

Thomas J. Lowery, Ph.D. has served as our Chief Scientific Officer since September 2013. Since joining our company in 2007, Dr. Lowery has held various technical leadership roles in the assay, methods, reagents and detector development programs. Prior to joining our company, Dr. Lowery conducted research at the University of California Berkeley focused on developing innovative magnetic resonance based biosensors for molecular imaging. Dr. Lowery received his Ph.D. in chemistry from the University of California, Berkeley and his B.S. in biochemistry from Brigham Young University.

John Sprague has served as our Chief Financial Officer since January 2018. Prior to joining our company, Mr. Sprague was Chief Financial Officer at Caliber Imaging & Diagnostics, Inc., a medical technologies company that designs, develops and markets innovative digital imaging solutions that show tissue at the cellular level using in-vivo confocal microscopes designed specifically for imaging skin and other tissues for pathology and life sciences, from February 2017 to January 2018. From 2011 to 2017, Mr. Sprague held various positions at GE Healthcare, with his last assignment serving as Finance Manager of GE’s North American Core Imaging business. Mr. Sprague is a certified public accountant and received his BS in accounting from Boston College.

Michael Gibbs, Esq. has served as our Vice President and General Counsel since January 2016. Mr. Gibbs joined our company in December 2014 as Senior Corporate Counsel. From 2011 until he joined our company, Mr. Gibbs was General Counsel for Keystone Dental, Inc., a medical device company focused on dental implants and biomaterials. From 2003 to 2011, Mr. Gibbs was a corporate attorney with the law firm Bingham McCutchen LLP (now Morgan Lewis & Bockius). Prior to joining Bingham McCutchen LLP, he was an officer in the United States Marine Corps, departing with the rank of Major. Mr. Gibbs received his J.D. from Boston College Law School and his B.S. in Political Science from Syracuse University.

Alec Barclay has served as our Chief Operations Officer since March 2018. Mr. Barclay joined our company in April 2016 as Vice President of Product Development and Product Management. Prior to joining the Company, Mr. Barclay served as the Director of Hardware and Systems Engineering at Becton Dickinson, a medical technology company that manufactures and sells medical devices, instrument systems, and reagents, within their Genomics division from January 2015 to April 2016. Prior to joining Becton Dickinson, he held various positions within Siemens Healthcare from July 2006 to December 2014, with his last assignment serving as Senior Manager, Lead Systems Integrator. Mr. Barclay received his BSME from Rochester Institute of Technology.

Anthony Pare has served as our Chief Commercial Officer since January 8, 2020. Mr. Pare joined our company in April 2019 as Vice President and General Manager of International, Prior to joining T2. Mr. Pare was the Chief Commercial Officer for Hemanext, a pre-revenue company developing a new technology that improves the quality, consistency and efficacy of red cell transfusion therapy from July 2016 to April 2019. Prior to joining Hemanext. Mr. Pare was the Vice President of Business Development. Mergers and Acquisitions for Haemonetics Corporation, a blood management company from January 1997 to May 2015. Mr. Pare received a B.S. in Engineering from Maine Maritime Academy and a Masters in Engineering Administration from George Washington University.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

We have adopted a written policy that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party, must be approved by our audit committee or another independent body of our Board of Directors. All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Transactions with Related Persons

Based on a review of the transactions and arrangements between us and any related person or related person’s affiliate, we describe below the transactions or arrangements since January 1, 2018 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Co-Development Agreement. On February 3, 2015, we entered into a Co-Development Partnership Agreement with Canon U.S. Life Sciences, Inc. (“Canon US Life Sciences”) to develop a diagnostic test panel to rapidly detect Lyme disease. Canon US Life Sciences is an affiliate of Canon U.S.A., Inc., which acquired greater than 5% of our voting securities on September 21, 2016. Under the terms of the agreement, we received an upfront payment of $2.0 million from Canon US Life Sciences and the agreement included an additional $6.5 million of consideration upon achieving certain development and regulatory milestones for total aggregate payments of up to $8.5 million. Of the additional $6.5 million of consideration, we received $3.5 million related to the achievement of two milestones. We recorded revenue of $0.5 million for the year ended December 31, 2019. As of December 31, 2019, all revenue related to the Co-Development Agreement has been recognized.

Retained Search Agreement. On April 15, 2020, we entered into a Retained Search Agreement with the Toft Group, a ZRG company of which Robin Toft (a director) is the President, to identify and present qualified candidates to serve as members on our Board of Directors. Under the terms of the agreement, we were obligated to pay the Toft Group milestone payments of $25,000 upon execution of the agreement and $25,000 at the time the Toft Group has presented three (3) qualified candidates that we agreed to interview, or at such time an offer is extended to a candidate, whichever occurred first. In addition, we agreed to pay the Toft Group an additional $25,000 upon the engagement of a first director resulting from the search, $60,000 upon the engagement of a second director resulting from the search and $50,000 upon the engagement of a third director resulting from the search. We terminated the agreement on June 12, 2020 and as of such date we had paid the Toft Group $50,000 and owe an additional $85,000 for the selection of two (2) directors that we have elected to the Board.

Indemnification Agreements with Executive Officers and Directors. We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and our bylaws indemnify each of our directors and officers to the fullest extent permitted by the DGCL. See the “Limitation of Liability and Indemnification Agreements” section for further details.

Limitation of Liability and Indemnification Agreements We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended.

Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, such executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, Mr. Lapidus, Mr. Cumming and Mr. Jones served as a member of our compensation committee. None of these individuals was at any time during the fiscal year ended December 31, 2019 one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K, and none was a former officer of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee. On June 14, 2020, Robin Toft was appointed Chairperson of our compensation committee. Prior to her election as a director, we had engaged her employer, the Toft Group, to conduct a search for candidates for our Board of Directors. Details of this agreement are disclosed above under “Transactions with Related Persons”.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers and upon any written representations of the Reporting Persons received by us, the Company believes that during and with respect to the fiscal year ended December 31, 2019, there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons, except that one Form 4 for each of John McDonough, Tom Lowery, Michael Gibbs, Alec Barclay and Adrian Jones was inadvertently filed one day late.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, ( including Ninfa Saunders, Thierry Bernard and Robin Toft), except John McDonough, John

Sperzel and Seymour Liebman, are independent, as determined in accordance with Nasdaq rules. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chairman of the Board, or Lead Independent Director, and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board, or Lead Independent Director, to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman or Lead Independent Director, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our bylaws do not require our Chairman, or Lead Independent Director, and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time. John W. Cumming was appointed Lead Independent Director on June 14, 2020, replacing Stanley Lapidus.

Board Meetings and Committees. Our Board of Directors held 10 meetings during 2019. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2019, each of the directors then in office other than Adrian Jones attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are encouraged to attend the annual meeting of stockholders. All directors then serving attended our annual meeting of stockholders in June 2019.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2019, our Board of Directors had four standing committees: audit committee, compensation committee, nominating and corporate governance committee and technology committee. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at http://investors.t2biosystems.com/corporate-governance-highlights, or by writing to our Secretary at our offices at 101 Hartwell Avenue, Lexington, MA, 02421. On June 14, 2020 the Board approved the disbandment of the technology committee.

Anti-Hedging Policy. Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

Audit Committee.

In 2019, David Elsbree, Michael Cima and Stanley Lapidus served on the audit committee. David Elsbree, Ninfa Saunders and Thierry Bernard currently serve on the audit committee, which is chaired by David Elsbree. Our Board of Directors has determined that each member of the audit committee is currently, and was during 2019, “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Rules. Our Board of Directors has designated David Elsbree as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of our independent auditor;

•	overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures;

•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures;

•	discussing our risk management and risk assessment policies;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	reviewing the company’s policies and procedures for reviewing and approving or ratifying any related person transactions;

•	meeting independently with our internal auditing staff, if any, independent auditors and management; and

•	preparing the audit committee report included below.

The audit committee held 12 meetings during 2019. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Compensation Committee.

In 2019, Stanley Lapidus, John Cumming and Adrian Jones served on the compensation committee. Robin Toft and John Cumming currently serve on the compensation committee, which is chaired by Robin Toft. Under Nasdaq Rules, we are permitted to phase in our compliance with the independent compensation committee requirements set forth in Nasdaq Rule 5605(d). Our Board of Directors has determined that each member of the compensation committee is currently, and was during 2019, “independent” as that term is defined in the applicable Nasdaq Rules. The compensation committee’s responsibilities include:

•	reviewing and approving, or recommending for approval by our Board of Directors, our Chief Executive Officer’s compensation;

•	reviewing and approving, or recommending for approval by our Board of Directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if applicable; and

•	preparing the annual compensation committee report, if applicable.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The compensation committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The compensation committee has delegated to our Chief Executive Officer the authority to issue stock options and restricted stock units under our 2014 Incentive Award Plan to certain of our non-officer employees. For information regarding the role of executive officers and compensation consultants in establishing executive and director compensation please refer to “Executive Compensation—Overview” below.

The compensation committee held two meetings during 2019. The Compensation Committee operates under a written charter adopted by the Board.

Nominating and Corporate Governance Committee.

In 2019, John Cumming served on the nominating and corporate governance committee. John Cumming and Robin Toft currently serve on the nominating and corporate governance committee, which is chaired by Mr. Cumming. Our Board of Directors has determined that each of them is “independent” as that term is defined in the applicable Nasdaq Rules. The nominating and corporate governance committee’s responsibilities include:

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance guidelines; and

•	overseeing an annual evaluation of the Board of Directors.

The nominating and corporate governance committee did not hold any formal meetings during 2019.

The nominating and corporate governance committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters—Stockholder Recommendations for Director Nominations.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters—Procedures for Submitting Stockholder Proposals.”

Risk Oversight. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies, including business continuity risks, such as risks relating to the COVID-19 pandemic. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer or Chief Executive Officer reports regularly to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer or Chief Executive Officer.

Technology Committee

Michael Cima served on the technology committee throughout 2019. The technology committee met periodically to discuss scientific and technological developments that may affect our business. On June 14, 2020, the Board approved the disbandment of the technology committee.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include appointing, overseeing the independence of, and setting the compensation of the independent registered public accounting firm engaged as our independent auditor, BDO; pre-approving all audit and non-audit services to be provided by the independent auditor; overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures; coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures; discussing our risk management and risk assessment policies; establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing the company’s policies and procedures for reviewing and approving or ratifying any related person transactions; and meeting independently with our internal auditing staff, if any, independent auditors and management.

The audit committee assists the Board of Directors with the oversight of our financial reporting process. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. BDO is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with management and the independent auditor. BDO presented the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The audit committee considered any fees paid to BDO for the provision of non-audit related services and does not believe that these fees compromise BDO’s independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

THE AUDIT COMMITTEE

David Elsbree

Stanley Lapidus

Michael Cima

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our named executive officers identified below. For 2019, our named executive officers and their positions as of December 31, 2019 were:

•	John McDonough, President and Chief Executive Officer;

•	Thomas J. Lowery, Ph.D., Chief Scientific Officer; and

•	Alec Barclay, Senior Vice President, Operations.

Mr. McDonough resigned as our President and Chief Executive Officer effective January 8, 2020.

Overview

Our compensation programs are designed to:

•	attract and retain individuals with superior ability and managerial experience;

•	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•

increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is primarily responsible for establishing and approving, or recommending for approval by the Board of Directors, the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves, or recommends for approval by the Board of Directors, annually all compensation decisions relating to all of our executive officers, including our chief executive officer. The compensation committee typically considers, and during 2019 did consider, recommendations from our chief executive officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has engaged Arnosti Consulting to provide these services. The compensation committee reviewed compensation assessments provided by Arnosti Consulting comparing our executive compensation program to that of a group of peer companies within our industry and met with Arnosti Consulting to discuss compensation of our executive officers, including the chief executive officer, and to receive input and advice. The compensation committee has considered the adviser independence factors required under SEC rules as they relate to Arnosti Consulting and does not believe Arnosti Consulting’s work in 2019 raised a conflict of interest.

Executive Compensation Components

Our executive compensation program consists of base salary, cash incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock units, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Base Salary

Our named executive officers receive base salaries to compensate them for the satisfactory performance of duties to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. For 2019, Mr. McDonough’s annual base salary was $550,000 and Dr. Lowery’s annual base salary was $362,250. Mr. Barclay’s base salary was $340,000, increased from $325,000 effective March 1, 2019, in conjunction with the annual merit increases.

Cash Incentive Compensation

Each of our named executive officers is eligible to participate in an annual cash incentive compensation program which provides participants with an opportunity to earn variable cash incentive compensation based on individual and company performance. For 2019, Mr. McDonough’s target bonus was 85% of his base salary and Dr. Lowery’s and Mr. Barclay’s target bonuses were 60% of their base salaries.

Objectives for the 2019 annual cash incentive compensation program were established in January 2019 by our compensation committee and generally related to attaining clinical, business development and financing milestones and publication, commercialization and operational goals. The determination of 2019 bonus amounts was based on a non-formulaic assessment of these factors, as well as our compensation committee’s subjective evaluation of our company’s overall performance and each named executive officer’s individual performance and contribution to our company. The compensation committee did not assign specific weights to any elements of our bonus program in determining 2019 bonuses.

After considering these factors, the Board of Directors, based upon the recommendation of our compensation committee, approved a bonus for Mr. McDonough, Dr. Lowery and Mr. Barclay. The annual variable cash incentive compensation earned by our named executive officers for 2019 is set forth in the “Non-Equity Incentive Plan Compensation” column of our 2019 Summary Compensation Table.

In 2019, we also awarded Mr. Barclay a cash bonus of $35,000 in respect of leading the Company’s recovery efforts following a cyber-attack in August 2019.

Equity-Based Compensation

We generally grant stock options and restricted stock unit awards to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant stock options to employees when they commence employment with us and may thereafter grant additional options and restricted stock unit awards in the discretion of our Board of Directors. Our stock options granted upon commencement of employment typically vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and in substantially equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us. Additional stock options granted after the commencement of employment typically vest in substantially equal monthly installments over 48 months. Our restricted stock unit awards typically vest in substantially equal annual installments over 24 to 36 months, subject to the holder’s continued employment with us. Each restricted stock unit entitles the holder to receive one share of our common stock or its cash value upon vesting or a later settlement date. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

We awarded stock options and restricted stock unit awards to our named executive officers in 2019 in the following amounts:

Named Executive Officer	February 2019 Options Granted (#)(1)(2)	September 2019 Options Granted (#)(1)(3)	February 2019 RSUs Granted (#)(4)
John McDonough	200,000	—	100,000
Thomas J. Lowery	60,000	100,000	30,000
Alec Barclay	60,000	200,000	30,000

(1)	Stock options were granted with exercise prices equal to the fair market value of our common stock on the date of grant.
(2)	The options vest in 48 substantially equal monthly installments from February 21, 2019.
(3)	The options vest in 36 substantially equal monthly installments from September 10, 2019.
(4)	The RSUs vest in three substantially equal annual installments commencing February 21, 2020.

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short-and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. We make company contributions for participants in the 401(k) plan equal to 50% of the participant’s contribution, up to 2% of the participant’s eligible compensation or $3,000 per year, whichever is lesser.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
John McDonough,	2019	550,000			372,000	478,728	233,750	3,000	1,637,478
President and Chief Executive Officer	2018	497,917	31,250		2,230,170	951,518	309,375	3,000	4,023,230
Thomas J. Lowery,	2019	362,250			111,600	246,226	108,675	3,000	831,751
Chief Scientific Officer	2018	360,208			579,070	285,456	135,844	3,000	1,363,578
Alec Barclay,
Senior Vice President, Operations	2019	337,500	35,000	(6)	111,600	348,834	102,000	2,900	937,834

(1)	Amounts in this column represent base salaries earned for 2019 rather than 2019 annual base salary rates.
(2)

Represents the aggregate grant date fair value of the restricted stock unit awards granted during the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2020.

(3)

Represents the aggregate grant date fair value of the option awards granted during the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2020.

(4)

Represents awards earned under our annual cash incentive compensation program. For additional information regarding these amounts, see the section titled “Executive Compensation Components—Cash Incentive Compensation” above.

(5)	Represents Company matching contributions under our 401(k) plan.

(6)	Represents a cash bonus paid in respect of leading the Company’s recovery efforts following a cyber-attack in August 2019.

Outstanding Equity Awards at Fiscal Year-End Table—2019

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares of Units of Stock That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested (#)(4)
John McDonough	02/21/2019	41,667	158,333	3.72	02/21/2029	—	—
	03/01/2018	131,250	168,750	5.08	03/01/2028	—	—
	02/09/2017	70,833	29,167	5.67	02/09/2027	—	—
	01/20/2016	130,556	2,778	9.02	01/20/2026	—	—
	02/13/2015	134,124		19.95	02/13/2025	—	—
	07/02/2014	66,411	—	10.69	07/02/2024	—	—
	01/22/2014	33,205	—	3.21	01/22/2024	—	—
	—	166,029	—	3.21	10/24/2023	—	—
	—	194,558	—	2.45	01/17/2022	—	—
	—	120,087	—	1.96	09/14/2020	—	—
	02/21/2019	—	—	—	—	100,000	117,000
	03/15/2018	—	—	—	—			326,087	381,522
	02/09/2017	—	—	—	—	16,667	19,500
Thomas J. Lowery	09/10/2019	8,333	91,667	1.43	09/10/2029	—	—
	02/21/2019	12,500	47,500	3.72	02/21/2029	—	—
	03/01/2018	39,375	50,625	5.08	03/01/2028	—	—
	02/09/2017	24,792	10,208	5.67	02/08/2027	—	—
	01/20/2016	57,575	1,225	9.02	01/20/2026	—	—
	02/13/2015	44,460	—	19.95	02/13/2025	—	—
	07/02/2014	26,564	—	10.69	07/02/2024	—	—
	02/21/2019	—	—	—	—	30,000	35,100
	03/15/2018	—	—	—	—			80,539	94,231
	02/09/2017	—	—	—	—	5,833	6,825
Alec Barclay	09/10/2019	16,667	183,333	1.43	09/10/2029	—	—
	02/21/2019	12,500	47,500	3.72	02/21/2029	—	—
	03/01/2018	39,375	50,625	5.08	03/01/2028	—	—
	01/05/2017	10,938	4,062	5.19	01/05/2027	—	—
	09/12/2016	8,125	1,875	6.79	09/12/2026	—	—
	04/25/2016	13,750	1,250	9.32	04/25/2026	—	—
	02/21/2019	—	—	—	—	30,000	35,100
	03/15/2018	—	—	—	—			72,258	84,542

(1)

All unvested options for Mr. McDonough and Dr. Lowery vest in substantially equal monthly installments over the 48 month vesting period from the vesting commencement date with the exception of Dr. Lowery’s September 10, 2019 grant which vests in substantially equal monthly installments over the 36 month period;

in each case, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below. The unvested options for Mr. Barclay (a) granted in 2016 vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to the remaining shares subject to the option in substantially equal monthly installments over the ensuing 36 months, (b) granted on September 10, 2019 vest in substantially equal monthly installments over the 36 month period from the vesting commencement date, and (c) granted on all other dates vest in substantially equal monthly installments over the 48 month period from the vesting commencement date; in each case, subject to Mr. Barclay’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.
(2)

All unvested restricted stock units for Mr. McDonough and Dr. Lowery granted on February 9, 2017, vest in full on February 9, 2020. All unvested restricted stock units for Mr. McDonough, Dr. Lowery and Mr. Barclay granted on February 21, 2019, vest in three substantially equal annual installments beginning on February 21, 2020, each subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.

(3)

Pursuant to Mr. McDonough’s amended employment letter, in connection with his resignation effective January 8, 2020, (a) vesting was accelerated for the 116,667 unvested restricted stock units and (b) the 326,087 unvested performance-based restricted stock units were cancelled, on January 8, 2020.

(4)	Based on the closing price of our common stock on December 31, 2019 of $1.17.
(5)

The performance-based restricted stock units issued on March 15, 2018, vest upon achievement of pre-established 90-day average stock price targets, if achieved between March 15, 2018 and March 18, 2021, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.

Employment Letter Agreements with Our Named Executive Officers

We have entered into employment and/or severance letter agreements with each of the named executive officers. Certain key terms of these agreements are described below.

John McDonough. In July 2019, we entered into an amendment to the employment letter agreement with Mr. McDonough which provided that, in consideration for his agreement to resign his position as President and Chief Executive Officer and to continue to serve through the date his successor commences employment or earlier termination without cause and his execution and non-revocation of a general release of claims, upon his resignation he would be entitled to receive (i) continued base salary for 15 months following the termination date, which equals an aggregate amount of $687,500, (ii) an amount equal to $233,750, which represents 50% of his current target annual bonus, payable in a single lump sum on March 15 of the year following the year in which the termination date occurs, (iii) if such termination occurred prior to his receipt of an annual bonus in respect of 2019, the amount of any annual bonus that would have been earned had Mr. McDonough remained employed, based on actual performance and pro-rated for the portion of 2019 that Mr. McDonough remained employed (or, if his termination occurred in a subsequent year, the amount of any annual bonus that would have been earned had Mr. McDonough remained employed, based on actual performance and pro-rated for the portion of such year that Mr. McDonough remained employed), payable in a lump sum on March 15 of the year following the year in his termination date occurred, (iv) all premium payments for up to 15 months of continued medical coverage under COBRA; and (v) accelerated vesting of the time-vesting restricted stock unit awards granted to Mr. McDonough in February 2017 and February 2019.

Mr. McDonough’s employment letter agreement also contains restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our customers, prospective customers, employees or consultants for one year following his termination of employment.

Thomas J. Lowery, PhD. We have entered into an employment letter agreement with Dr. Lowery, which provides that if Dr. Lowery’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Dr. Lowery resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 12 months.

Dr. Lowery has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Alec Barclay. We have entered into a severance letter agreement with Mr. Barclay, which provides that if Mr. Barclay’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. Barclay resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 12 months.

Mr. Barclay has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Potential Payments Upon a Change in Control

As described above, under the terms of their individual agreements with the Company, Dr. Lowery and Mr. Barclay may become entitled to payments or benefits in connection with certain terminations of employment that occur at specified times around a change in control.

In addition, the agreements governing Mr. McDonough’s, Dr. Lowery’s and Mr. Barclay’s unvested stock options and restricted stock units provide for full accelerated vesting if their employment is terminated by us without cause within the three months preceding or the 12 months following a change of control or if they resign for good reason within 12 months following a change in control. Mr. McDonough received the benefits and payment described above in connection with his resignation effective January 8, 2020.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a member of our Board of Directors during 2019, other than Mr. McDonough. Mr. McDonough, who was also our Chief Executive Officer during 2019, received no compensation for his service as a director during 2019. The compensation earned by Mr. McDonough as our Chief Executive Officer during 2019 is presented in the 2019 Summary Compensation Table.

Director Compensation Table—2019

	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Michael J. Cima, Ph.D.	62,500	21,198	83,698
John W. Cumming	48,500	21,198	69,698
David B. Elsbree	58,000	21,198	79,197
Adrian Jones	45,000	21,198	66,197
Stanley N. Lapidus	91,500	21,198	112,698
Seymour Liebman	40,000	21,198	61,197

(1)

Messrs. Elsbree, Jones and Liebman each elected to receive his $40,000 2019 annual retainer for board service in the form of restricted stock units and, as a result, were each issued 13,289 restricted stock units on January 1, 2019 that vested in a single installment on January 1, 2020. Amounts in this column include the value of the $40,000 2019 annual retainer forgone in lieu of restricted stock units for each of Messrs. Elsbree, Jones and Liebman.

(2)

Represents the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2020.

We maintain a non-employee director compensation policy pursuant to which all non-employee directors were paid cash compensation as set forth below for 2019:

Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Additional retainer for Lead Independent Director	30,000
Audit Committee:
Chairperson	18,000
Membership	7,500
Compensation Committee:
Chairperson	14,000
Membership	5,000
Nominating and Corporate Governance Committee:
Chairperson	10,000
Membership	3,500
Technology Committee:
Chairperson	15,000

Annual retainers are earned on a quarterly basis and paid in arrears following the end of each calendar quarter. Retainers are prorated for partial quarters of service. Each director also has the opportunity to elect to be paid the director’s $40,000 annual retainer for board service in the form of restricted stock units that vest in a single installment on January 1 of the following year.

Under the non-employee director compensation policy for 2019, each non-employee director initially appointed or elected to the Board of Directors is granted an option to purchase 66,176 shares of our common stock on the date he or she first becomes a non-employee director. The option vests and becomes exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board of Directors. Prior to the amendment of the program in February 2019, the Board of Directors was also able to elect, prior to the date of the annual stockholder meeting, to make equity awards under the program in the form of (i) an option to purchase 17,647 shares of common stock, (ii) 9,000 restricted stock units, or (iii) a combination thereof. These awards vest (i) if an option, in 12 substantially equal monthly installments following the date of grant and (ii) if a restricted stock unit, in a single installment on the first anniversary of the grant date, subject to the director’s continued service on the Board of Directors.

In February 2019, the non-employee director compensation program was amended to allow the Board of Directors to elect, prior to the date of the annual stockholder meeting, to make annual equity awards under the program in the form of (i) an option to purchase 22,000 shares of our common stock, (ii) 11,000 restricted stock units on the date of such annual meeting or (iii) a combination thereof. In the event that no election is made, each non-employee director receives an option to purchase 22,000 shares of our common stock. The vesting schedules of such option and restricted stock unit awards remained unchanged from our prior program. On the date of the 2019 annual meeting of stockholders, each continuing non-employee director was granted an option to purchase 22,000 shares of common stock that vest in one installment on the first anniversary of the grant date, subject to the director’s continued service on the Board of Directors.

In June 2020, following its review of the results of a competitive market analysis performed by Arnosti Consulting, our independent compensation consultant, our Board of Directors approved the amendment of the non-employee director compensation program to provide that the annual equity grant to continuing non-employee directors made on the date of the annual meeting of stockholders will be an award of restricted stock units having an aggregate value of $75,000, based on the closing price of the Company’s common stock on the date of grant. However, the maximum number of restricted units subject to such grant will not exceed 100,000 restricted stock units (as may be adjusted due for stock splits, recapitalizations and the like). The restricted stock units subject to the annual grant will vest in a single installment on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors. The non-employee director compensation program was also amended to provide that the initial non-employee director grant will be an award of restricted stock units covering a number of shares equal to one and a half times the number of restricted stock units subject to the last (or concurrent) annual grant for continuing directors. The initial grant vests in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board of Directors. Any new directors appointed to the Board of Directors prior to the 2020 annual meeting of the stockholders shall receive their initial grant on the date of the 2020 annual meeting of stockholders, and the number of shares subject to such initial grant will be determined based on the annual grants made at the 2020 annual meeting of stockholders. Prior to the amendment of the non-employee director compensation program in June 2020, the annual equity grants to our non-employee directors were positioned below the 10th percentile of the Company’s peer group, and such amendments are intended to position the annual grant closer to the median of our peer group and align the initial grant with peer practice.

Effective June 12, 2020, Stanley Lapidus, Michael Cima and Adrian Jones resigned from the Board of Directors. In connection with their resignation, the Board of Directors approved the (i) acceleration of unvested restricted stock units, if any, held by each individual at the time of his resignation, (ii) payment of each of their Board retainer fees through the second quarter of 2020 and (iii) extension of the time period each of them has to exercise any vested options held by them on their resignation date until December 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights		Weighted Average Exercise Price of Outstanding Options, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	6,742,338	(2)	$5.22	(3)	680,186	(4)
Equity compensation plans not approved by security holders (5)	906,500		3.34		717,000

Total	7,648,838		$4.95		1,397,186

(1)

Consists of the 2006 Employee, Director and Consultant Stock Plan, or the 2006 Plan, the 2014 Incentive Award Plan, as amended and restated, or the 2014 Plan, and the Employee Stock Purchase Plan, or ESPP. We ceased issuing new awards under the 2006 Plan when the 2014 Plan became effective.

(2)

Consists of 1,149,778 outstanding options to purchase shares of our common stock under the 2006 Plan, 4,297,052 outstanding options to purchase shares of our common stock under the 2014 Plan, and 1,295,508 outstanding restricted stock units under the 2014 Plan.

(3)

Represents the weighted-average exercise price of options under the 2014 Plan and 2006 Plan as of December 31, 2018. Amounts shown do not take into account any restricted stock units awarded under the 2014 Plan, which do not have an exercise price.

(4)

Pursuant to the terms of the 2014 Plan, the number of shares of common stock available for issuance under the 2014 Plan automatically increases on January 1 of each year during the current ten year term of the 2014 Plan, beginning on January 1, 2015. The annual increase in the number of shares is currently equal to the lesser of: (a) 4% of our shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; and (b) such smaller number of shares of common stock determined by the Board of Directors. Pursuant to the terms of the ESPP, the number of shares of common stock available for issuance under the ESPP automatically increases on the first day of each calendar year beginning January 1, 2015 and ending on January 1, 2024. The annual increase in the number of shares is currently equal to the least of: (1) 220,588 shares, (2) 1% of the common shares outstanding on the final day of the immediately preceding calendar year and (3) such smaller number of common shares as determined by the Board of Directors. As of December 31, 2019, a total of 142,432 shares of stock were available for issuance under the ESPP, 142,407 of which were purchased with respect to the purchase period in effect as of December 31, 2019, which purchase period ended on May 15, 2020.

(5)

Consists of the Inducement Award Plan. See Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2020 for a description of the material features of the plan.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2019, as applicable, is being delivered multiple stockholders sharing an address unless we have received contrary instructions. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial

Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

ANNUAL REPORT ON FORM 10-K

A copy of T2 Biosystems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on June8, 2020 without charge upon written request addressed to: T2 Biosystems, Inc.; Attention: Secretary; 101 Hartwell Lane; Lexington, MA 02421. A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 at www.t2biosystems.com.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the nominating and corporate governance committee should provide the following information to the Chair of the nominating and corporate governance committee, T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, Massachusetts 02421: (a) a brief statement outlining the reasons the nominee would be an effective director for T2 Biosystems; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of T2 Biosystems stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with T2 Biosystems; (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made and (ii) the number of shares of T2 Biosystems stock that the stockholder and any such other beneficial owner beneficially own; and (d) the other information specified in T2 Biosystems’ Bylaws as then in effect. The nominating and corporate governance committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Other Stockholder Proposals

Any stockholder proposing to bring any business other than a director candidate before an annual meeting of stockholders, which business must relate to a proper matter under Delaware law for stockholder action, must provide the following information to the Chair of the nominating and corporate governance committee: (a) a brief description of the business desired to be brought before the annual meeting; (b) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment); (c) the reasons for conducting such business at the annual meeting; (d) the proposing stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made; and (e) the other information specified in T2 Biosystems’ Bylaws as then in effect.

Procedure for Submitting Stockholder Proposals

Stockholder proposals, including proposed director nominations, intended to be presented at the 2021 annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-

laws. To be timely for our next annual meeting of stockholders, any such proposal must have been delivered in writing to, or mailed and received by, our Secretary at our principal executive offices no earlier than April 8, 2021, and no later than May 8, 2021. If the date of the next annual meeting of the stockholders is scheduled to take place more than 30 days before or more than 60 days after August 6, 2021, notice by the stockholder must be delivered no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, any stockholder proposal, including proposed director nominations, intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than February 26, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

Appendix A

Amendment to Restated Certificate of Incorporation of the Company

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

T2 BIOSYSTEMS, INC.

T2 Biosystems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:

That, the Board of Directors of the Company duly adopted resolutions by unanimous written consent in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, recommending and declaring advisable that the Restated Certificate of Incorporation of the Company be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[*]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [*]shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Global Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that

[1]	Each whole number between and including five (5) and eleven (11).

A-1

were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of capital stock which the Corporation shall have authority to issue is 210,000,000 shares consisting of (a) 200,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”) and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

SECOND:	That, at an annual meeting of stockholders of the Corporation, the aforesaid amendments were duly adopted by the stockholders of the Corporation.

THIRD:	That, the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this          day of                 , 2020.

T2 BIOSYSTEMS, INC.

By:
John Sperzel President & Chief Executive Officer

A-2

Appendix B

Amended and Restated 2014 Employee Stock Purchase Plan

T2 BIOSYSTEMS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective August 6, 2020)

ARTICLE 1.

PURPOSE

The purposes of this T2 Biosystems, Inc. 2014 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of T2 Biosystems, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article 11.

2.2 “Applicable Law” shall mean any applicable law, including without limitation; (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Change in Control” shall mean and include each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clause (i) and (ii) of paragraph (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii)as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.6 “Common Stock” shall mean the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article 8.

2.7 “Company” shall mean T2 Biosystems, Inc., a Delaware corporation.

2.8 “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

2.9 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.10 “Effective Date” shall mean August 6, 2020.

2.11 “Eligible Employee” shall mean an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.12 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13 “Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” means, as of any given date, the fair market value of a Share on the date determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.16 “Offering Document” shall have the meaning given to such term in Section 4.1.

2.17 “Offering Period” shall have the meaning given to such term in Section 4.1.

2.18 “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19 “Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.20 “Plan” shall mean this T2 Biosystems, Inc. 2014 Employee Stock Purchase Plan, as it may be amended or restated from time to time.

2.21 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.22 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article 8 and shall not be less than the par value of a Share.

2.23 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.24 “Share” shall mean a share of Common Stock.

2.25 “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.26 “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 4,523,944 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.

3.2. Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE 4.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed twenty-seven months;

(b) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 20,000 shares;

(c) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 5 and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

5.2 Enrollment in Plan.

(a) Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Administrator provides.

(b) Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 20% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c) A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any timeduring an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article 7.

(d) Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article 7.

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article 7 or otherwise becomes ineligible to participate in the Plan.

5.5 Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6 Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE 6.

GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole shares of the Company’s Common Stock as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the last day of the Offering Period.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article 6 on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article 9. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.5 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE 7.

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

7.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator no later than one week prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new subscription agreement.

7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 7 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE 8.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the

Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 9.

AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article 8); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

ARTICLE 10.

TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE 11.

ADMINISTRATION

11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d) To amend the Plan as provided in Article 9.

(e) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 12.

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to anyone or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12 Electronic Forms. To the extent permitted by applicable state law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

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VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 5, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/TTOO2020 You may attend the meeting at 9:00 A.M. Eastern Time on August 6, 2020 via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow on your proxy card and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 5, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. T2 BIOSYSTEMS, INC. 91 HARTWELL AVENUE LEXINGTON, MA 02421 D19503-Z77740 For All Except Withhold All For All T2 BIOSYSTEMS, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 2. Election of Directors Nominees: 01) John W. Cumming 02) David Elsbree The Board of Directors recommends you vote FOR the following proposals: The Board of Directors recommends you vote FOR the following proposals: Against Abstain For For Against Abstain ! ! ! ! ! ! 1. To approve a series of seven separate amendments to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10 and 1-for-11, respectively, such ratio to be determined by the Board of Directors, subject to the Board of Directors’ authority to abandon such amendment. 5. To consider and vote upon the approval of the amendment and restatement of our 2014 Employee Stock Purchase Plan. 6. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. ! ! ! 3. To approve, on an advisory basis, the compensation of the named executive officers. ! ! ! ! ! ! 7. To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve Proposal 1. The Board recommends that stockholders submit a vote of “THREE YEARS” for the following proposal: Abstain 3 Years 1 Year 2 Years NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. 4. To determine, on an advisory basis, the frequency of future advisory votes on the compensation of the named executive officers. ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D19504-Z77740 T2 BIOSYSTEMS, INC. Annual Meeting of Stockholders August 6, 2020 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John Sperzel, Michael Gibbs and John Sprague, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of T2 BIOSYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on August 6, 2020, at www.virtualshareholdermeeting.com/TTOO2020, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations Continued and to be signed on reverse side